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                                   EXHIBIT 10.6

                             HAYWOOD SECURITIES INC.
                            11th Floor Commerce Place
                               400 Burrard Street
                             Vancouver, B.C. V6C 3A6

January 28, 2000

MDU Communications International, Inc.
108 - 11951 Hammersmith Way
Richmond, B.C.
V7A 5H9


Dear Sirs:

We understand that MDU Communications International, Inc. (the "Corporation") wishes Haywood Securities Inc. (the "Agent") to act as its exclusive agent to offer for sale by way of private placement to investors resident in British Columbia, Alberta, Manitoba, Ontario and the United States (the "Qualifying Jurisdictions") up to 3,090,000 shares (the "Investor Preferred Stock") of Series A Convertible Preferred Stock having a par value per share of $0.001 of the Corporation (the "Preferred Stock") at a price per share of US$2.50 (the "Offering Price") for aggregate gross proceeds of up to $7,725,000. The Preferred Stock will have the rights and restrictions set out in Schedule A. All references to dollars are to U.S. dollars unless otherwise indicated.

The Agent hereby agrees to act as the Corporation's exclusive agent to offer the Investor Preferred Stock for sale on a reasonable commercial efforts basis, upon the terms and subject to the conditions set forth below. In consideration of the services to be rendered by the Agent in connection with the issuance and sale of the Investor Preferred Stock and qualification of the Underlying Shares (as defined below), including, without limitation, acting as financial adviser to the Corporation, assisting the Corporation in the preparation of relevant documentation, assisting the Corporation in obtaining duly completed and signed Subscription Agreements, acting as the Corporation's sponsor in connection with listing its Common Stock on the Canadian Venture Exchange (the "Exchange"), assisting the Corporation in obtaining requisite regulatory approvals in connection with the preparation and finalization of a preliminary prospectus (the "Preliminary Prospectus") and a final prospectus (the "Prospectus") and any amendments thereto qualifying, among other things, the issuance of the shares of Common Stock (the "Underlying Shares") issuable upon conversion of Preferred Stock, the Corporation shall on the Closing Date (as defined at paragraph 6.1):

         (a) pay to the Agent 8% (the "Commission") of the gross proceeds arising from the sale of the Investor Preferred Stock, which payment shall be satisifed by the

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issuance to the Agent of such number of shares of Preferred Stock as is equal to the quotient of the Commission and $2.50 (the "Commission Shares");

         (b) issue to the Agent 300,000 shares of Preferred Stock (the "Corporate Finance Shares"); and

         (c) grant to the Agent an option (the "Agent's Warrant") in the form attached hereto as Schedule B, entitling the Agent to acquire a warrant (the "Agent's Underlying Warrant"). The Agent's Underlying Warrant will entitle the Agent to acquire such number of shares of Common Stock of the Corporation as is equal to 10% of the number of Investor Preferred Stock sold, for a period of one year following the Closing Date at a price per share equal to the Offering Price. The issuance of the Agent's Underlying Warrant upon exercise of the Agent's Warrant shall be qualified by the Preliminary Prospectus and the Prospectus, and the Agent's Shares (as defined below) issuable upon exercise of the Underlying Warrant shall be included in the Common Stock of the Company that will be registered under the United States Securities Act of 1933 (the "1933 Act") pursuant to the Registration Agreement between the Company and the Agent relating to the Underlying Shares.

The Agent may appoint other registered dealers as its agent (the "Sub-Agent") to assist in the offering contemplated hereby.

1.       NATURE OF TRANSACTIONS

1.1 Each purchaser (a "Purchaser") of Investor Preferred Stock shall purchase under one or more of the exemptions (the "Exemptions") from the prospectus requirements of the securities legislation of the Qualifying Jurisdictions contemplated by the form of Subscription Agreement (the "Subscription Agreement") attached as Schedule C.

1.2 The Agent shall conduct its activities in connection with the distribution of the Investor Preferred Stock in compliance with all applicable laws and regulatory requirements.

2.       REPRESENTATIONS AND WARRANTIES

2.1 The Corporation covenants, represents and warrants to the Agent and the Purchasers, and acknowledges that the Purchasers are relying on such covenants, representations and warranties in purchasing the Investor Preferred Stock and that they are intended to be contractually enforceable by the Purchasers or any one or more of them against the Corporation notwithstanding that the Purchasers are not parties to this agreement, that:

         (a) the books and records of the Corporation fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Corporation on a consolidated basis as of the date hereof, and all material financial transactions of the Corporation on a consolidated basis have been accurately recorded in the said books and records. With the exception of forecasts, projections or estimates referred to below, all information and other data


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(together, the "Information") relating to the Corporation furnished by or on behalf of the Corporation to the Agent or the Purchaser is, or, in the case of historical information, was at the date of preparation true, accurate, complete and correct in all material respects, and does not or did not, as the case may be, contain any "misrepresentation", as that term is defined in the Securities Act (British Columbia) (hereafter, a "Misrepresentation"). Any projections and forecasts relating to the Corporation provided by or on behalf of the Corporation to the Agent have been prepared in good faith with the assistance of competent professional advisors and are based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Corporation is not aware of any undisclosed facts or information that could materially impact upon such projections and forecasts;

         (b) the Corporation and MDU Communications Inc. have been duly incorporated and organized and are validly existing and in good standing under the laws of their respective jurisdiction of incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted and as presently proposed to be conducted, to own, lease and operate their respective properties and assets and, in the case of the Corporation, to carry out the provisions hereof;

         (c) the Corporation has no "subsidiaries" (as such term is defined in the CANADA BUSINESS CORPORATIONS ACT (the "CBCA"), except for MDU Communications Inc. (the "Subsidiary"), a corporation under the CBCA;

         (d) to the best of its knowledge, after due enquiry, the Corporation and the Subsidiary are conducting their respective businesses in compliance in all material respects with all applicable licensing and anti-pollution legislation, regulations or by-laws, environmental protection legislation, regulations or by-laws or other similar legislation, regulations or by-laws or other lawful requirements of any governmental or regulatory bodies which are applicable to the Corporation or the Subsidiary. The Corporation is not aware of any such legislation, regulation, by-law or lawful requirement presently in force or proposed to be brought into force by any governmental or regulatory authority which the Corporation anticipates it or the Subsidiary will be unable to comply with without materially adversely affecting the business of the Corporation or the Subsidiary;

         (e) the Corporation or the Subsidiary is the beneficial owner of the properties, business and assets, or the interest in the properties, business and assets, referred to in the consolidated financial statements of the Corporation most recently filed with the United States Securities and Exchange Commission, and any and all agreements pursuant to which the Corporation or the Subsidiary holds any such interest in property, business or assets are in good standing under the applicable laws;

         (f) the authorized capital of the Corporation is as set forth on Schedule D, of which the number of shares set forth on Schedule D are issued and outstanding, all of such shares being fully paid and non-assessable and the only outstanding options, warrants or other rights to acquire any shares or other securities of the Corporation are as set forth on Schedule D; and all of the issued and outstanding shares in the capital of the Subsidiary are owned, beneficially and of record, by the Corporation, all such shares have

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been issued as fully paid and non-assessable, and there are no outstanding options, warrants or other rights to acquire any shares or other securities of the Subsidiary;

         (g) the audited consolidated balance sheets of the Corporation as at September 30, 1999, and the audited consolidated statements of cash flow and shareholders' equity for the period from inception to September 30, 1999, have been prepared in accordance with generally accepted accounting principles in the United States applied on a basis consistent with those of previous periods and present fairly:

                  (i) the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Corporation as at September 30, 1999; and

                  (ii) the revenues, expenses and changes in financial position of the Corporation for the period from inception to September 30, 1999;

         (h) no material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Corporation has occurred since September 30, 1999;

         (i) the Corporation is not in default or breach of, and the execution and delivery of, and the performance and compliance with the terms of this agreement, the Subscription Agreements, the Agent's Warrant, the Agent's Underlying Warrant and all other agreements and other instruments to be executed in connection herewith (collectively, the "Transaction Documents") does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, in any material respect, any term or provisions of the articles, by-laws, or resolutions of the Corporation, or any indenture, agreement (written or oral), lease or other document to which the Corporation is a party or by which it is bound, or any judgment, decree or order, or to its knowledge, statute, rule or regulation applicable to the Corporation, which default or breach might reasonably be expected to materially adversely affect the business, operations, assets, capital or condition (financial or otherwise) of the Corporation;

         (j) the Corporation has full corporate authority and capacity to enter into the Transaction Documents and to perform its obligations under them, and this agreement, and the Transaction Documents will, on the Closing Date, be duly authorized, executed and delivered by the Corporation;

         (k) this agreement and the Transaction Documents will on the Closing Date be, legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms, subject to the laws relating to creditors' rights generally and equitable remedies and except to the extent that the enforcement of rights to indemnity and waiver of contribution may be limited by applicable law;

         (l) the Corporation has full corporate authority and capacity to issue the Investor Preferred Stock, the Corporate Finance Shares, the Commission Shares, the

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Underlying Shares, the Agent's Warrant, the Agent's Underlying Warrant and
the shares (the "Agent's Shares") issuable upon the exercise thereof, and, on the Closing Date, the Agent's Warrant will be duly and validly created, authorized and issued, and the Investor Preferred Stock, the Corporate Finance Shares, the Commission Shares, the Underlying Shares and the Agent's Shares will be duly and validly authorized and allotted for issuance, and upon such issuance shall be issued as fully paid and non-assessable;

         (m) no consent of any third party is required in connection with the transactions contemplated by the Transaction Documents, except to the extent that this agreement and the Transaction Documents contemplate obtaining receipts for the Preliminary Prospectus and the Prospectus and effecting registration under the 1933 Act of the Underlying Shares and the Agent's Shares;

         (n) no securities regulatory authority has issued any order preventing or suspending trading in any securities of the Corporation, and the Corporation has not been, and is not currently, in default of any requirement of the securities laws of any jurisdiction to which it is subject;

         (o) except as stated in the financial statements of the Corporation, no litigation, administrative proceeding, arbitration or other proceeding before or of any court, tribunal, arbitrator or regulatory or other governmental body or dispute with any regulatory or other governmental body is presently in process or, to the best of the knowledge and information of the Corporation, pending or threatened against the Corporation which, if determined adversely to the Corporation might have a material adverse effect on the financial condition, results of operations, business or prospects of the Corporation, or which would materially impair the ability of the Corporation to consummate the transactions contemplated hereby or to duly observe and perform any of its covenants or obligations herein or in the Transaction Documents;

         (p) the business and property of the Corporation and the Subsidiary is, to the best of the Corporation's knowledge after due enquiry, in compliance in all material respects with all Environmental Laws (as defined below), and there are no facts known after due enquiry by the Corporation which could give rise to a notice of non-compliance with any Environmental Laws. The term "Environmental Laws" means all applicable laws, rules, regulations, orders, policies, guidelines, notices, approvals and permits relating to environmental or occupational health and safety matters, in effect as at the date hereof, including, without limitation, those pertaining to reporting, licensing, permitting, investigation, remediation and clean-up in connection with any release or threat of release of a Contaminant or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling and the like of a Contaminant. The term "Contaminant" means any substance or material that is prohibited, controlled or regulated by any governmental authority, including without limitation, any contaminants, pollutants, petroleum, its derivatives, by-products or other hydrocarbons, dangerous substances or goods, asbestos, toxic or hazardous substances or materials, controlled products, wastes involving hazardous wastes and any other materials that are by their nature hazardous, either in fact or as defined in or pursuant to any Environmental Laws;

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         (q) there are , to the best of the knowledge of the Corporation after due enquiry, no existing claims, demands, damages, expenses, suits, proceedings, actions, negotiations, or causes of action of any nature whatsoever, whether threatened or pending, arising out of the presence on any property in respect of which the Corporation or the Subsidiary has an interest, either past or present, of any Contaminant, or out of any past or present activity conducted on any such property, involving any Contaminant or any violation of any Environmental Law;

         (r) the Corporation shall not reject any Subscription Agreement tendered by the Agent, unless all such subscriptions tendered by the Agent exceed the number of shares of Investor Preferred Stock offered hereunder; and

         (s) the Corporation shall conduct its activities in connection with the distribution of the Investor Preferred Stock in compliance with all applicable laws and regulatory requirements and, without limiting the foregoing:

                  (i) all solicitations, offerings and other selling efforts carried out by the Corporation in connection with the distribution of the Investor Preferred Stock have been and will be made in accordance with the Exemptions; and

                  (ii) no advertising of the Investor Preferred Stock has been or will be made by the Corporation in any media whatsoever;

         (t) the Corporation has not made any form of general solicitation within the meaning of Rule 502(c) of Regulation D ("Regulation D") under the 1933 Act in connection with the offer of Preferred Stock contemplated by this Agreement; and

         (u) none of the Corporation or any of its predecessors or affiliates have been subject to any order or other proceeding described in Rule 507 of Regulation D enjoining such person for failure to comply with Rule 503 of Regulation D.

3.       COVENANTS OF THE CORPORATION

3.1 The Corporation covenants with the Purchasers and the Agent, as covenants that are intended to be contractually enforceable by the Purchasers or one or more of them against the Corporation, notwithstanding the Purchasers are not parties to this agreement, as follows:

         (a) subject to Section 3.1(k) below, the Corporation shall file the Preliminary Prospectus and use its reasonable commercial efforts to obtain receipts for the Preliminary Prospectus and the Prospectus qualifying the distribution of the Underlying Shares and the Agent's Underlying Warrant (subject to the Agent assisting the Corporation in the preparation and filing of, and execution of the certificate page of, the Preliminary Prospectus and the Prospectus) from each of the relevant securities regulatory authorities in the Qualifying Jurisdictions within Canada as soon as possible in compliance with all applicable laws, and the Corporation shall notify the Agent in writing forthwith upon obtaining such receipts;

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         (b) the Corporation shall use its best efforts to list its Common Stock on the NASDAQ or the Exchange (subject to the Agent acting as the Corporation's sponsor for listing on the Exchange);

         (c) prior to the filing of the Preliminary Prospectus and the Prospectus, the Corporation shall allow the Agent to participate fully in the preparation of such documents and any amendments to them, and shall allow the Agent to conduct all due diligence which the Agent may require, acting reasonably, in order to fulfill its obligations as Agent and in order to enable the Agent responsibly to execute the agent's certificate in such documents. The Corporation shall cause to be delivered to the Agent such legal opinions as the Agent or its counsel may require, acting reasonably, in connection with material issues relating to, or discovered in the course of, such due diligence;

         (d) during the period from the date of this agreement to the completion of the distribution of the securities qualified for distribution under the Preliminary Prospectus and the Prospectus, the Corporation shall promptly discuss with the Agent and immediately thereafter notify the Agent in writing of any material adverse change (actual, anticipated or threatened), financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Corporation;

         (e) during the period from the signing of the Preliminary Prospectus to the completion of the distribution of the securities qualified for distribution under the Preliminary Prospectus and the Prospectus, the Corporation shall promptly discuss with the Agent and immediately thereafter notify the Agent in writing of (i) any actual or proposed "material change" (as that term is defined under applicable securities laws and policies) in respect of the Corporation and
(ii) any change of any nature that would result in the Preliminary Prospectus, the Prospectus or any amendment (a "Prospectus Amendment") to any such documents containing a Misrepresentation (as defined in paragraph 2.1(a)) or which would result in any of such documents not complying with the laws of the Qualifying Jurisdictions;

         (f) the Corporation shall indemnify and hold the Purchasers and the Agent harmless from and against any loss or damage sustained as a result of:

                  (i) any misrepresentation, breach of warranty or non-fulfillment of any covenant on the part of the Corporation hereunder or under the Information, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Agent or the Purchasers under this agreement except a misrepresentation or omission relating solely to either or both of the Agent or the Purchasers; and

                  (ii) any and all actions, suits, proceedings, demands, assessments and judgments alleging or finding the existence of any of the foregoing, and all legal costs, fees and other expenses incidental to any of the foregoing;

         (g) the Corporation will use its best efforts to cause to be delivered to the Agent prior to (or, if agreed to by the Agent, within a reasonable period thereafter not

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exceeding 3 business days ) the filing of the Preliminary Prospectus and the
Prospectus (and any Prospectus Amendment) in the Qualifying Jurisdictions a certificate signed by the Chief Executive Officer and by the Chief Financial Officer of the Corporation under its corporate seal, dated the date of the Preliminary Prospectus, the Prospectus (and any Prospectus Amendment), as the case may be, addressed to the Agent, in a form satisfactory to the Agent, acting reasonably, to the effect that each such officer has carefully examined the Preliminary Prospectus, the Prospectus (or any Prospectus Amendment), as the case may be, and each such document (any Prospectus Amendment taken with the document it amends) contains full, true and plain disclosure of all material facts in relation to the Corporation and the securities offered in such document, and since the respective dates as of which information is given therein, the Corporation has not incurred any material liabilities or obligations (absolute, accrued, contingent or otherwise) or entered into any transaction not in the ordinary course of business; there has been no material change in the assets, financial position, business or results of operations of the Corporation and, to the best of their knowledge and information, there has occurred no event and exists no state of facts that, under the applicable securities laws and the terms of this agreement, is required to be set forth in an amendment to the Preliminary Prospectus, the Prospectus (or any Prospectus Amendment), as the case may be, that has not been so set forth;

         (h) the Corporation shall cause the Corporation's auditors to deliver to the Agent a comfort letter, in form and substance satisfactory to the Agent, acting reasonably, dated the date of the Prospectus and addressed to the Agent and the directors of the Corporation verifying the financial information and accounting data contained in the Prospectus and matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus to a date not more than 2 business days prior to the date of such letter. A similar letter shall be delivered to the Agent with respect to any Prospectus Amendment, where financial information has changed;

         (i) the Corporation will deliver to the Agent, upon written request and without cost to the Agent, as many copies of the Preliminary Prospectus, the Prospectus and any Prospectus Amendment as the Agent may require, acting reasonably, for the purposes contemplated hereunder, within 3 business days of any such request; and

         (j) if the Agent believes that the prospectus exemption provided by Ontario Securities Commission Rule 72-501 is, or will be, available in respect of first trades in Underlying Shares held by Purchasers resident in Ontario, and if the Agent delivers to the Corporation waivers from the Purchasers resident in Ontario of the Corporation's obligation to file a Preliminary Prospectus and Prospectus in Ontario, in form and substance satisfactory to the Corporation, acting reasonably, the Corporation shall, at the option of the Agent exercisable by written notice to the Corporation:

                  (i) not file the Preliminary Prospectus and the Prospectus with the Ontario Securities Commission; and



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                  (ii) if the Preliminary Prospectus has been filed with the
Ontario Securities Commission, do everything required to withdraw the Preliminary Prospectus from the Ontario Securities Commission.

3.2 The Corporation's delivery to the Agent of the Preliminary Prospectus, the Prospectus and any Prospectus Amendment signed by the Corporation shall constitute:

         (a) the Corporation's representation and warranty to the Agent that each such document at the time of its filing complies with the requirements of applicable securities laws and that all of the information and statements contained therein (except information or statements furnished by and relating solely to the Agent), contain no Misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the securities qualified for distribution; and

         (b) the Corporation's consent to the use by the Agent of such documents in connection with the distribution in the Qualifying Jurisdictions of the securities qualified for distribution.

4.       COVENANTS OF THE AGENT

4.1 Subject to completion of the sale of the Investor Preferred Stock on the Closing Date, the Agent covenants with the Corporation as follows:

         (a) the Agent will if, acting in good faith, it reasonably believes that to do so is in accordance with applicable securities laws and the terms of the certificate being signed, upon the request of the Corporation, execute the certificate page of the Preliminary Prospectus and the Prospectus (and any Prospectus Amendment) presented to it for execution and will assist the Corporation in obtaining any requisite regulatory approvals and receipts in connection with the preparation and filing of such documents;

         (b) the Agent will if, acting in good faith, it reasonably believes that to do so is in accordance with its obligations under the rules and policies of the Exchange, sponsor the Corporation for listing on the Exchange; and

         (c) the Agent will assist the Corporation in facilitating the conversion of the Investor Preferred Stock and the issuance of the Underlying Shares.

5.       CONDITIONS IN FAVOUR OF THE PURCHASERS AND THE AGENT

5.1 The following are conditions of the Agent's obligations under this agreement and the Purchasers' obligations to close the purchase of Investor Preferred Stock, which conditions the Corporation shall use its reasonable best efforts to have fulfilled at or prior to the Closing Time (as defined in section 6.1) and which conditions may be waived in writing in whole or in part by the Agent, on its own behalf and on behalf of the Purchasers:

         (a) the Corporation shall have issued the Corporate Finance Shares and the Commission Shares and granted the Agent's Warrant;

         (b) the Corporation shall have made all necessary filings and obtained all necessary approvals, consents and acceptances of appropriate regulatory authorities in order to permit the Corporation to issue and sell the Investor Preferred Stock to the Purchasers as contemplated hereby, and evidence of such approval satisfactory to the Agent, acting reasonably, shall have been delivered to the Agent;

         (c) the Corporation shall have delivered to the Agent a certified resolution of the board of directors authorizing and approving this agreement and the Transaction Documents, and such other matters as the Agent may require, acting reasonably;

         (d) the Corporation shall have delivered to the Agent a favourable legal opinion from the Corporation's counsel addressed to the Agent, the Agent's counsel and the Purchasers with respect to such matters as the Agent may require, acting reasonably;

         (e) the Corporation shall have delivered to the Agent the Transaction Documents, each in form and on terms satisfactory to the Agent, acting reasonably, executed by the Corporation;

         (f) the Corporation shall have delivered to the Agent a definitive certificate or certificates representing, in the aggregate, all of the Investor Preferred Stock subscribed for under the Subscription Agreements (and issuable under this agreement), registered as required by the Subscription Agreements;

         (g) the Corporation shall have complied in all material respects with all of the terms and conditions of this agreement which it is required to comply with at or prior to the Closing Time; and

         (h) the Corporation shall have delivered to the Agent a certificate signed by the Chief Executive Officer and by the Chief Financial Officer of the Corporation under its corporate seal, dated the Closing Date, addressed to the Agent, to the effect that after due enquiry:

                  (i) the representations and warranties of the Corporation contained in this agreement, and in any certificate of the Corporation delivered pursuant hereto or in connection herewith, are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

                  (ii) the Corporation has duly complied in all material respects with all of the covenants of the Corporation contained herein and satisfied all the conditions contained herein on its part to be performed or satisfied at or prior to the Closing Time; and

                  (iii) no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Preferred Stock or the Common Stock has been issued and no proceedings for that purpose have been instituted or are pending or are, to their knowledge and information, contemplated or threatened under any of the applicable securities laws or by any regulatory authority.

6.       CLOSING

6.1 Closing of the purchase and sale of the Investor Preferred Stock will occur at 10:00 a.m. (the "Closing Time") on January 28, 2000 (the "Closing Date"), or such other date and time as the Agent may specify, provided that such date is on or before February 28, 2000.

6.2 At closing the Corporation shall deliver to the Agent, on behalf of the Purchasers, a certificate or certificates representing the Investor Preferred Stock, registered in accordance with the Subscription Agreements, against payment to the Corporation by certified cheque or bank draft of the aggregate purchase price payable for the Investor Preferred Stock pursuant to the Subscription Agreements tendered at closing less all amounts payable by the Corporation to the Agent pursuant to this Agreement.

7.       INDEMNITY

7.1 The Corporation shall protect and indemnify the Agent and its directors, officers, employees and agents (the "Indemnified Parties") from and against all losses, claims, costs, damages and liabilities caused by or arising directly or indirectly by reason of:

         (a) any information or statement (except any information or statement furnished by and relating solely to the Agent) contained in the Preliminary Prospectus, the Prospectus or any Prospectus Amendment or in any other document or material filed or delivered pursuant hereto or in connection herewith (including, without limitation, the Information), being or being alleged to be a Misrepresentation; or

         (b) any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory or other authority, based upon any Misrepresentation or alleged Misrepresentation (except a Misrepresentation or alleged Misrepresentation relating solely to the Agent) in the Preliminary Prospectus, the Prospectus or any Prospectus Amendment or in any other document or material filed or delivered pursuant hereto or in connection herewith (including, without limitation, the Information) (except any document or material delivered or filed solely by the Agent) preventing or restricting the trading in or the sale or distribution of the any securities issuable in connection, directly or indirectly, with the transactions contemplated by this agreement in any of the Qualifying Jurisdictions.

If any claim contemplated by this paragraph 7 is asserted against any of the Indemnified Parties, or if any potential claim contemplated by this paragraph comes to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify the Corporation as soon as possible of the nature of such claim (provided that any failure to so notify shall not affect the Corporation's liability under this paragraph) and the Corporation shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce such claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party and no admission of liability shall be made by the Corporation or the Indemnified Party without, in each case, the prior written consent of all the parties hereto, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Corporation fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of receiving notice of such suit, provided that the expiration of such period shall be deemed to occur on the second clear business day immediately preceding the date by which the Indemnified Party is required by law (in the absence of agreement to the contrary) to take action (such as the filing of an appearance or its equivalent) in connection with defending such suit; (ii) the employment of such counsel has been authorized by the Corporation; or
(iii) the named parties to any such suit include both the Indemnified Party and the Corporation and the Indemnified Party shall have been advised by counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Corporation (in each of which cases the Corporation shall not have the right to assume the defence of such suit on behalf of the Indemnified Party but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party).

7.2 If the indemnity provided for in paragraph 7.1 is declared by a court of competent jurisdiction to be illegal or unenforceable for any reason, the Agent and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for above such that the Agent shall be responsible for that portion represented by the percentage that the Commission received by the Agent under this agreement bears to the gross proceeds realized from the offering of Investor Preferred Stock and the Corporation shall be responsible for the balance, provided that, in no event, shall the Agent be responsible for an amount in excess of the Commission. Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation, bad faith or gross negligence shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph, notify such party or parties for whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable to contribute pursuant to this agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this paragraph. The right to contribution provided in this paragraph shall be in addition to and not in derogation of any other right to contribution which the Agent may have by statute or otherwise by law.

8.       TERMINATION

8.1 The Agent may at any time, without liability on its part and by notice in writing given to the Corporation, terminate its obligations hereunder if, after the date hereof:

         (a) any order to cease or suspend trading in any securities of the Corporation, or prohibiting or materially restricting the distribution of any securities issuable in connection, directly or indirectly, with the transactions contemplated by this agreement is made, or proceedings are announced or commenced for the making of any such order, by any securities commission or similar regulatory authority, or by any other competent authority, not based solely upon the activities or alleged activities of the Agent or any Sub-Agent, and has not been rescinded, revoked or withdrawn;

         (b) any inquiry, investigation (whether formal or informal) or other proceeding in relation to the Corporation or any of its directors or senior officers is announced or commenced by any securities commission or similar regulatory authority, any stock exchange or by any other competent authority, not based solely upon the activities or alleged activities of the Agent or any Sub-Agent, if, in the Agent's opinion, acting reasonably, the announcement or commencement thereof materially adversely affects the trading or distribution of any of the securities issuable in connection, directly or indirectly, with the transactions contemplated by this agreement;

         (c) there shall have occurred or be anticipated any material adverse change, as determined by the Agent in its discretion, acting reasonably, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, condition, capital or prospects (financial or otherwise) of the Corporation;

         (d) in the Agent's opinion, acting reasonably, it would be impracticable or unprofitable to offer or continue to offer the Investor Preferred Stock for sale or there has developed, occurred or come into effect any financial occurrence or any catastrophe of national or international consequence, any governmental action, law or regulation, or any other occurrence of any nature whatsoever which, in the opinion of the Agent, acting reasonably, seriously adversely affects or would seriously adversely affect the North American financial markets, the Corporation's business or the distribution of the Investor Preferred Stock; or

         (e) the Corporation is in breach of, default under or non-compliance with any representation, warranty, term or condition of this agreement.

8.2. Any termination pursuant to the terms of this agreement shall be effected by notice in writing delivered to the Corporation, provided that no termination shall discharge or otherwise affect any obligation of the Corporation under paragraphs 7.1, 7.2 or 10.1. The rights of termination contained in paragraph 8.1 are in addition to, and without prejudice to, any other rights or remedies the Agent may have at law or in equity.

9.       RIGHT OF FIRST REFUSAL

9.1 Subject to paragraph 9.2, the Corporation will notify the Agent in writing of the terms of any further equity financing or financing involving the issuance of convertible securities that it requires or proposes to obtain during the 12 months following the Closing Date and the Agent will have the right of first refusal to provide any such financing. The right of first refusal must be exercised by the Agent within 10 business days following the receipt of the notice by notifying the Corporation in writing that it will provide such financing on the terms set out in the notice. If the Agent fails to give notice within the 10 business days that it will provide such financing upon the terms set out in the notice, the Corporation will then be free to make other arrangements to obtain financing from another source on the same terms or on terms no less favourable to the Corporation, subject to obtaining the acceptance of the applicable regulatory authorities.

The right of first refusal will not terminate if, on receipt of any notice from the Corporation under this paragraph, the Agent fails to exercise the right.

9.2 The provisions of paragraph 9.1 shall not apply in respect of efforts by the Corporation to obtain a financing through a broker/dealer registered under the securities laws of the United States, provided that if the Corporation is able to obtain such a financing during the 12 months following the Closing Date, the Agent shall have the right to participate in not less than 40% of such financing.

10.      EXPENSES

10.1 Whether or not the transactions contemplated by this agreement proceed or complete, all reasonable expenses of or incidental to the transactions contemplated by this agreement and the Agent's sponorship of the Corporation for the purpose of listing on the Exchange, including without limitation, reasonable expenditures incurred by the Agent in connection with the Agent's due diligence, preparation for marketing presentations and the holding of information meetings, the Agent's out of pocket costs related to information meetings and travel, the Agent's costs in having a report prepared in connection with the Company, if required or advisable in the opinion of the Agent, acting reasonably, and the reasonable fees and disbursements of the Agent's counsel, shall be borne by the Corporation.

11.      MISCELLANEOUS

11.1 Any notice or other communication to be given hereunder shall be in writing and delivered or telecopied as follows:

         If to the Corporation to:

         MDU Communications International, Inc.
         108-11951 Hammersmith Way
         Richmond, British Columbia
         V7A 5H9

         Attention: Sheldon Nelson

         Telecopy No. (604) 277-8301

         with a copy to:

         Catalyst Corp. Finance Lawyers
         #1100 - 1055 West Hastings Street
         Vancouver, B.C.  V6E 2E9

         Attention: David Toyoda

         Telecopy No. (604) 443-7000
         and:

         Davis Wright Tremaine LLP
         2600 Century Square
         1501 4th Ave
         Seattle, WA  98101

         Attention: Mr. William Pusch

         Telecopy No. (206) 628-7699

         If to the Agent to:

         Haywood Securities Inc.
         11th Floor Commerce Place
         400 Burrard Street
         Vancouver, B.C.  V6C 3A6

         Attention: Fabio Banducci

         Telecopy No. (604) 643-2305

         with a copy to:

         Getz Prince Wells
         1810-1111 West Georgia St.
         Vancouver, B.C.
         V6E 4M3

         Attention: Drew Wells

         Telecopy No. (604) 685-9798

Any such notice or other communication shall be deemed to have been given and received on the day after being telecopied or upon delivery if delivered, or, if such day is not a business day in the location where it is telecopied or delivered, on the next following business day.

11.2 The covenants, representations and warranties of the Corporation contained in this agreement and contained in any certificates or documents submitted pursuant to or in connection with the transactions provided for herein shall survive the closing of the purchase and sale of the Investor Preferred Stock and the conversion thereof, and shall continue in full force and effect. The Purchasers are entitled to rely on the representations and warranties of the Corporation contained herein or in any certificates or documents submitted pursuant to or in connection with the transactions provided for herein, notwithstanding any investigation which the Agent, or the Purchasers may undertake or which may be undertaken on the Agent's or the Purchasers behalf.

11.3 The Agent may waive in whole or in part any breach of, default under or non-compliance with any representation, warranty, term or condition of this agreement, or extend the time for compliance, without prejudice to any of its rights in respect of any other representation, warranty, term or condition of this agreement or any breach of, default under or non-compliance with them, provided that any such waiver or extension shall be binding on the Agent only if it is in writing.

11.4 If one or more of the provisions contained in this agreement is determined to be invalid, illegal or unenforceable in any respect, such provision shall either be severed from this agreement or this agreement shall be construed as if such provision had never been contained in it.

11.5 This agreement may be executed in one or more counterparts, both of which together shall constitute one and the same agreement.

11.6 This agreement, together with the Registration Rights Agreement between the Agent and the Corporation relating to the Underlying Shares, constitutes the entire agreement between the parties with respect to its subject matter, and supersedes any prior agreements with respect thereto between the Corporation and the Agent, including, without limitation, the letter of intent between the Corporation and the Agent dated January 6, 2000.

11.7 This agreement shall be governed by and construed in accordance with the laws of British Columbia and each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of the courts of British Columbia.

11.8     Time shall be of the essence hereof.

If this letter accurately reflects the terms of the transaction which the Agent and the Corporation are to enter into, and if such terms are agreed to by the Corporation, please communicate acceptance by executing two copies where indicated below and delivering them to the Agent. Upon such execution and delivery, this letter shall constitute a binding agreement between us.

Yours very truly,

HAYWOOD SECURITIES INC.


By:  /s/ Fabio Banducci
     -----------------------------
     Authorized Signatory

ACCEPTED AND AGREED to as of the 28th day of January, 2000.

MDU COMMUNICATIONS INTERNATIONAL, INC.


By:  /s/ Sheldon Nelson
     -----------------------------
     Authorized Signatory